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                                                                    EXHIBIT 23.2


              Consent of Independent Certified Public Accountants


Koo Koo Roo, Inc.
Los Angeles, California


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 8, 1996, except for
Note 14 which is as of March 22, 1996, relating to the consolidated financial statements of Koo Koo Roo, Inc. which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/ BDO Seidman, LLP

                                       BDO SEIDMAN, LLP


Los Angeles, California
February 11, 1997